Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2023	To:	12/31/2023
Reporting Entity Name	IAMGOLD Corporation				Currency of the Report	USD

Payments by Payee

Country	Payee Name	Departments, Agency, etc… within Payee that Received Payments	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes
Burkina Faso	National Government of Burkina Faso		119,660,000	43,570,000	13,990,000	—	—	11,680,000	—	188,900,000	Paid in XOF and CAD.
Canada	Mattagami First Nation		—	—	19,550,000	—	—	—	—	19,550,000	Paid in CAD. Includes payments made by suppliers on behalf of the Company.
France	National Government of France		7,770,000	—	—	—	—	—	—	7,770,000	Paid in EUR.
Suriname	National Government of Suriname		—	7,580,000	—	—	—	—	—	7,580,000	Paid in USD.
Canada	Flying Post First Nation		—	—	6,980,000	—	—	—	—	6,980,000	Paid in CAD. Includes payments made by suppliers on behalf of the Company.
Canada	Provincial Government of Quebec		3,630,000	—	880,000	—	—	—	—	4,510,000	Paid in CAD.
Senegal	National Government of Senegal		4,100,000	—	130,000	—	—	—	—	4,230,000	Paid in XOF.
Burkina Faso	Municipal Government of Dori		600,000	—	—	—	—	—	—	600,000	Paid in XOF.
Canada	Municipal Government of Preissac		370,000	—	—	—	—	—	—	370,000	Paid in CAD.
Guinea	National Government of Guinea		—	—	170,000	—	—	—	—	170,000	Paid in GNF.
Canada	National Government of Canada		160,000	—	—	—	—	—	—	160,000	Paid in CAD.
Canada	Metis Nation of Ontario		—	—	80,000	—	—	—	—	80,000	Paid in CAD.
Peru	National Government of Peru		—	—	80,000	—	—	—	—	80,000	Paid in PEN.

Additional Notes:
1. Basis of Accounting The Schedule of Payments by Payee and the Schedule of Payments by Project (collectively, the “Schedules") prepared by IAMGOLD Corporation (the “Company”) for the year ended December 31, 2023 has been prepared in accordance with the financial reporting provisions in Section 9 of the Extractive Sector Transparency Measures Act, Section 2.3 of the Extractive Sector Transparency Measures Act – Technical Reporting Specifications and Section 3 of the Extractor Sector Transparency Measures Act – Guidance (Version 2.1 – July 2018) (collectively the “financial reporting framework"). The Schedules are prepared to provide information to the Board of Directors of IAMGOLD Corporation and the Minister of Natural Resources Canada to assist in meeting the requirements of the Extractive Sector Transparency Measures Act. As a result, the Schedules may not be suitable for another purposes. 2. Basis of Presentation The Schedules have been prepared using the cash basis of accounting, as required by the financial reporting framework, and therefore exclude any accruals related to payments due to governments.
The Schedules include all cash payments made, without inclusion of cash inflows from a government. Where the Company makes a payment to a government that is net of credits from that government, the net payment amount has been presented. 3. Reporting currency All payments are reported in U.S. dollars which is the reporting currency of the Company. When the Company has made payments in currencies other than its reporting currency, it translates the payments using the exchange rate as at December 31, 2023, the Company’s financial year end. The following closing exchange rates were used for the 2023 annual report:
USD/CAD 1.3205; USD/XOF 593.1100; USD/EUR 0.9042; USD/GNF 8,598.53; USD/PEN 3.7106 4. Rounding All figures have been rounded to the nearest US$10,000. 5. Royalties in-kind In-kind royalty payments are measured at the Company’s cost to produce gold dore. No in-kind royalty payments were reported for 2023. 6. In-kind payments In-kind payments are measured at cost. No in-kind payments were reported for 2023.
7. Control As required by the financial reporting framework, and except for the joint venture discussed below, the Company reports 100% of the payments made by entities controlled by the Company regardless of the Company's percentage of ownership in those entities. The Company has determined whether it controls an entity in accordance with International Financial Reporting Standards. 8. Joint ventures The Côté Gold Project is being developed through an unincorporated joint venture (Côté UJV), where the Company is the operator. Payments made directly by the Côté UJV are included in the Company's ESTMA report at 100%, on behalf of the non-operator member who owns a 39.7% interest in the Côté UJV. The Company has a 40% interest in the Societe d’exploration des Mines d’Or de Yatela S.A joint venture (“Joint Venture”). Payments made directly by the Joint Venture are included in the Company’s ESTMA report at 40%. Payments made by the Company on behalf of the joint venture, are included in the Company’s ESTMA report at 100%.
9. Assets sold Amounts disclosed for payments to the Government of Suriname are for the period until January 31, 2023. The sale of the Rosebel mine was completed on January 31, 2023. Amounts disclosed for payments to the Government of Senegal are for the period until April 25, 2023. The sale of the Boto Gold project was completed on April 25, 2023.

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	2023-01-01	To:	2023-12-31
Reporting Entity Name	IAMGOLD Corporation				Currency of the Report	USD

Payments by Project

Country	Project Name	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes
Burkina Faso	Essakane	120,250,000	43,570,000	13,910,000	—	—	11,680,000	—	189,410,000	Paid in XOF and CAD.
Canada	Cote Gold	—	—	26,660,000	—	—	—	—	26,660,000	Paid in CAD. Includes payments made by suppliers on behalf of the Company.
Suriname	Rosebel	—	7,580,000	—	—	—	—	—	7,580,000	Paid in USD.
France	Euro Ressources	6,160,000	—	—	—	—	—	—	6,160,000	Paid in EUR.
Canada	Westwood	4,000,000	—	850,000	—	—	—	—	4,850,000	Paid in CAD.
Senegal	Boto	4,100,000	—	190,000	—	—	—	—	4,290,000	Paid in XOF.
France	IAMGOLD France	1,600,000	—	—	—	—	—	—	1,600,000	Paid in EUR.
Guinea	Karita	—	—	170,000	—	—	—	—	170,000	Paid in GNF.
Canada	IMG Corp	160,000	—	—	—	—	—	—	160,000	Paid in CAD, USD, TRY and EUR.

Additional Notes:
1. Basis of Accounting The Schedule of Payments by Payee and the Schedule of Payments by Project (collectively, the “Schedules") prepared by IAMGOLD Corporation (the “Company”) for the year ended December 31, 2023 has been prepared in accordance with the financial reporting provisions in Section 9 of the Extractive Sector Transparency Measures Act, Section 2.3 of the Extractive Sector Transparency Measures Act – Technical Reporting Specifications and Section 3 of the Extractor Sector Transparency Measures Act – Guidance (Version 2.1 – July 2018) (collectively the “financial reporting framework"). The Schedules are prepared to provide information to the Board of Directors of IAMGOLD Corporation and the Minister of Natural Resources Canada to assist in meeting the requirements of the Extractive Sector Transparency Measures Act. As a result, the Schedules may not be suitable for another purposes. 2. Basis of Presentation The Schedules have been prepared using the cash basis of accounting, as required by the financial reporting framework, and therefore exclude any accruals related to payments due to governments.
The Schedules include all cash payments made, without inclusion of cash inflows from a government. Where the Company makes a payment to a government that is net of credits from that government, the net payment amount has been presented. 3. Reporting currency All payments are reported in U.S. dollars which is the reporting currency of the Company. When the Company has made payments in currencies other than its reporting currency, it translates the payments using the exchange rate as at December 31, 2023, the Company’s financial year end. The following closing exchange rates were used for the 2023 annual report:
USD/CAD 1.3205; USD/XOF 593.1100; USD/EUR 0.9042; USD/GNF 8,598.5300; USD/TRY 29.5280 4. Rounding All figures have been rounded to the nearest US$10,000. 5. Royalties in-kind In-kind royalty payments are measured at the Company’s cost to produce gold dore. No in-kind royalty payments were reported for 2023.
6. In-kind payments In-kind payments are measured at cost. No in-kind payments were reported for 2023.
7. Control As required by the financial reporting framework, and except for the joint venture discussed below, the Company reports 100% of the payments made by entities controlled by the Company regardless of the Company's percentage of ownership in those entities. The Company has determined whether it controls an entity in accordance with International Financial Reporting Standards. 8. Joint ventures The Côté Gold Project is being developed through an unincorporated joint venture (Côté UJV), where the Company is the operator. Payments made directly by the Côté UJV are included in the Company's ESTMA report at 100%, on behalf of the non-operator member who owns a 39.7% interest in the Côté UJV. The Company has a 40% interest in the Societe d’exploration des Mines d’Or de Yatela S.A joint venture (“Joint Venture”). Payments made directly by the Joint Venture are included in the Company’s ESTMA report at 40%. Payments made by the Company on behalf of the joint venture, are included in the Company’s ESTMA report at 100%.
9. Assets sold Amounts disclosed for payments to the Government of Suriname are for the period until January 31, 2023. The sale of the Rosebel mine was completed on January 31, 2023. Amounts disclosed for payments to the Government of Senegal are for the period until April 25, 2023. The sale of the Boto Gold project was completed on April 25, 2023.